PAUZE FUNDS(TM)

                             DISTRIBUTION AGREEMENT


     THIS DISTRIBUTION AGREEMENT ("Agreement") is made as of July 1, 1999 by and among Pauze Funds(TM) (the "Fund"), a Massachusetts business trust, Pauze Swanson Capital Management Co. (the "Advisor"), a Texas corporation, and B.C. Ziegler and Company (the "Distributor"), a Wisconsin corporation.

                                WITNESSETH THAT:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and has registered its shares of common stock (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act") in one or more distinct series of Shares (the "Portfolio" or "Portfolios");

     WHEREAS, the Advisor has been appointed investment advisor to the Fund;

     WHEREAS, the Distributor is a broker-dealer registered with the U.S. Securities and Exchange Commission (the "SEC") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS,   each  Portfolio  has  adopted  a  plan  of   distribution   (the
"Distribution Plan") pursuant to Rule 12b-1 under the 1940 Act relating to the payment by the Fund of distribution expenses with respect to the Portfolio;

     WHEREAS, the Fund, the Advisor and the Distributor desire to enter into this Agreement pursuant to which the Distributor will provide distribution services to the Portfolios of the Fund identified on Schedule A, as it may be amended from time to time, on the terms and conditions hereinafter set forth; and


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     WHEREAS, this Agreement has been approved with respect to each Portfolio by
the  Fund's  Board  of  Trustees,   including  the  disinterested  Trustees,  in
conformity with Section 15 of the 1940 Act and Rule 12b-1 under the 1940 Act.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Fund, the Advisor and the Distributor, intending to be legally bound hereby, agree as follows:

     I. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints the Distributor as its principal distributor for the distribution of the Shares, and the Distributor hereby accepts such appointment under the terms of this Agreement. The Fund shall not sell any Shares to any person except to fill orders for the Shares received through the Distributor; provided, however, that the foregoing appointment shall not apply: (i) to Shares issued or sold in connection with the merger or consolidation of any other investment company with the Fund or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Fund; (ii) to Shares which may be offered by the Fund to its shareholders for reinvestment of cash distributed from capital gains or net investment income of the Fund; or (iii) to Shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Fund's Prospectus; or (iv) directly through the Fund's transfer agent in the manner set forth in the Registration Statement. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of the Shares whenever, in its sole discretion, it deems such action to be desirable, and the Distributor shall process no further orders for Shares after it receives notice of such termination, suspension or withdrawal.

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     As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by the Fund with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information with respect to the Portfolios filed by the Fund as part of the Registration Statement, or as they may be amended from time to time.

     2. FUND DOCUMENTS. The Fund has provided the Distributor with properly certified or authenticated copies of the following Fund related documents in effect on the date hereof: the Fund's organizational documents, including Master Trust Agreement and By-Laws; the Fund's Registration Statement, including all exhibits thereto; the Fund's most current Prospectus and Statement of Additional Information; and resolutions of the Fund's Board of Trustees authorizing the appointment of the Distributor and approving this Agreement. The Fund shall promptly provide to the Distributor copies, properly certified or authenticated, of all amendments or supplements to the foregoing. The Fund shall provide to the Distributor copies of all other information which the Distributor may reasonably request for use in connection with the distribution of Shares, including, but not limited to, a certified copy of all financial statements prepared for the Fund by its independent public accountants. The Fund shall also supply the Distributor with such number of copies of the current Prospectus, Statement of Additional Information and shareholder reports as the Distributor shall reasonably request.

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     3. DISTRIBUTION  SERVICES. The Distributor shall sell and repurchase Shares as set forth below, subject to the registration requirements of the 1933 Act and the rules and regulations thereunder, and the laws governing the sale of securities in the various states ("Blue Sky Laws"):

     a. The Distributor, subject to applicable federal and state laws and the Master Trust Agreement and By-Laws, agrees to sell the Shares from time to time during the term of this Agreement upon the terms described in the Registration Statement.

     b. The public offering price of the Shares of each Portfolio (and, with respect to each Portfolio offering multiple classes of Shares, the Shares of each class of such Portfolio) shall be the respective net asset value of the Shares of the Portfolio as next determined by the Fund following receipt of an order at the Distributor's principal office plus the applicable initial sales charge, if any.

     c. The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. The Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

     d. Upon receipt of purchase instructions, the Distributor shall transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

     The Distributor is authorized to collect the gross proceeds derived from the sale of Shares, remit the net asset value thereof to the Fund upon receipt of the proceeds, and retain any initial sales charge less any reallowance paid to dealers (the "Net Sales Charges"). The Distributor, in light of Fund policies, procedures and disclosure documents, shall also have the right to take all actions which, in the Distributor's judgment, are necessary to effect the distribution of Shares. The Distributor in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers as it may select at the public offering price less the reallowance established in the Prospectus. In making agreement with such dealers, the Distributor shall act only as principal and not as agent for the Fund.

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     e. The Distributor,  for the account of the Fund, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement (the "Repurchase Price"). Such price shall reflect the subtraction of the contingent deferred sales charge, if any, computed in accordance with and in the manner set forth in the Registration Statement. At the end of each business day, the Distributor shall notify the Fund and the Fund's transfer agent of the number of shares redeemed, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice, the Fund shall pay the Distributor the Repurchase Price in cash or in the form of a credit against monies due the Fund from the Distributor as proceeds from the sale of Shares. The Distributor will receive no commission or other renumeration for repurchasing Shares. Any contingent deferred sales charge shall be paid to the Advisor as repayment for financing the payment of the sales commission for such shares. The Fund reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to receive and transmit promptly to the Fund's transfer agent, shareholder and dealer requests for redemption of Shares.

     f. Nothing in this Agreement shall prevent the Distributor or any "affiliated person" from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that the Distributor expressly agrees that it shall not for its own account purchase any Shares of the Fund except for investment purposes and that it shall not for its own account sell any such Shares except for redemption of such Shares by the Fund, and that it shall not undertake activities which, in its judgment, would adversely affect the performance of its obligations to the Fund under this Agreement.

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     4. DISTRIBUTION SUPPORT SERVICES. In addition to the sale and repurchase of
Shares, the Distributor shall perform the distribution support services set forth on Schedule B attached hereto, as it may be amended from time to time. Such distribution support services shall include: review of sales and marketing literature and submission to the NASD; NASD record keeping; and quarterly reports to the Fund's Board of Trustees. Such distribution support services may also include: fulfillment services, including telemarketing, printing, mailing and follow-up tracking of sales leads; and licensing Advisor or Fund personnel as registered representatives of the Distributor and related supervisory activities.

     5. BEST EFFORTS. The Distributor shall use best efforts in connection with the distribution of Shares. The Distributor shall have no obligation to sell any specific number of Shares and shall only sell Shares against orders received therefor. The Fund shall retain the right to refuse at any time to sell any of its Shares for any reason deemed adequate by it.

     6. COMPLIANCE. In furtherance of the distribution services being provided hereunder, the Distributor and the Fund agree as follows:

     a. The Distributor shall comply with the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, Shares.

     b. The Distributor shall require each dealer with whom the Distributor has a selling agreement to conform to the applicable provisions hereof and the Registration Statement, and neither Distributor nor any such dealer shall withhold the placing of purchase orders so as to make a profit thereby.

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     c. The Fund agrees to furnish to the Distributor  sufficient  copies of any agreements, plans, communications with the public or other materials it intends to use in connection with any sales of Shares in a timely manner in order to allow the Distributor to review, approve and file such materials with the appropriate regulatory authorities and obtain clearance for use. The Fund agrees not to use any such materials until so filed and cleared for use by appropriate authorities and the Distributor.

     d. The Distributor, at its own expense, shall qualify as a broker or dealer, or otherwise, under all applicable Federal or state laws required to permit the sale of Shares in such states as shall be mutually agreed upon by the parties; provided, however that the Distributor shall have no obligation to register as a broker or dealer under the Blue Sky Laws of any jurisdiction if it determines that registering or maintaining registration in such jurisdiction would be uneconomical.

     e. The Distributor shall not, in connection with any sale or solicitation of a sale of the Shares, make, or authorize any representative, service organization, broker or dealer to make, any representations concerning the
Shares except those contained in the Fund's most current Prospectus and Statement of Additional Information covering the Shares and in communications with the public or sales materials approved by the Distributor and the Fund as information supplemental to such Prospectus and Statement of Additional Information.

     f. The Fund agrees to take, from time to time, such actions and steps as may be necessary to maintain the registration of the Shares under the 1933 Act, maintain qualification of the Shares for sale in such states and other jurisdictions as the Fund and the Distributor may agree from time to time, and maintain the registration of the Fund as an investment company under the 1940 Act.

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     7. EXPENSES. Expenses shall be allocated as follows:

          a. The Fund shall bear the following expenses: preparation, setting in type, and printing of sufficient copies of the Prospectus and Statement of Additional Information for distribution to existing shareholders; preparation and printing of reports and other communications to existing shareholders; distribution of copies of the Prospectus, Statement of Additional Information and all other communications to existing shareholders; registration of the Shares under the Federal securities laws; qualification of the Shares for sale in the jurisdictions mutually agreed upon by the Fund and the Distributor; transfer agent/shareholder servicing agent services; supplying information, prices and other data to be furnished by the Fund under this Agreement; any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor; and items covered by the Distribution Plan.

          b. To the extent not covered by the Distribution Plan, the Advisor shall pay all other expenses incident to the sale and distribution of the Shares sold hereunder, including, without limitation: printing and distributing copies of the Prospectus, Statement of Additional Information and reports prepared for use in connection with the offering of Shares for sale to the public; advertising in connection with such offering, including public relations services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature; data processing necessary to support a distribution effort; distribution and shareholder servicing activities of broker-dealers and other financial institutions; filing fees required by regulatory authorities for sales literature and advertising materials; any additional out-of-pocket expenses incurred in connection with the foregoing and any other costs of distribution. The Distributor hereby agrees to reimburse the Advisor for the above expenses incident to the sale and distribution of the Shares sold hereunder up to a maximum of 80% of the Net Sales Charges paid to the Distributor during the applicable period.

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     8.  COMPENSATION.  For the distribution  and distribution  support services provided by the Distributor  pursuant to the terms of this  Agreement,  the Fund
shall,   pursuant  to  the  Distribution   Plan,  pay  to  the  Distributor  the
compensation set forth in Schedule A attached hereto, which schedule may be amended from time to time. To the extent not covered by the Distribution Plan, the Advisor shall pay to Distributor the compensation set forth in Schedule A and shall also reimburse the Distributor for its out-of-pocket expenses related to the performance of its duties hereunder, including, without limitation, telecommunications charges, postage and delivery charges, record retention costs, reproduction charges and traveling and lodging expenses incurred by officers and employees of the Distributor. If this Agreement becomes effective subsequent to the first day of the month or terminates before the last day of the month, the Fund shall pay to the Distributor a distribution fee that is prorated for that part of the month in which this Agreement is in effect. All rights of compensation and reimbursement under this Agreement for services performed by the Distributor as of the termination date shall survive the termination of this Agreement.

     9. USE OF DISTRIBUTOR'S NAME. The Fund shall not use the name of the Distributor or any of its affiliates in the Prospectus, Statement of Additional Information, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing by the Distributor; provided, however, that the Distributor shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments or that are required by the Securities and Exchange Commission (the "SEC") or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

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

     10. USE OF FUND'S NAME. Neither the Distributor nor any of its affiliates shall use the name of the Fund or material relating to the Fund on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto in writing by the Fund; provided, however, that the Fund shall approve all uses of its name that merely refer in accurate terms to the appointment of the Distributor hereunder or that are required by the SEC or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     11. LIABILITY OF DISTRIBUTOR. The duties of the Distributor shall be limited to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Distributor hereunder. The Distributor may, in connection with this Agreement employ agents or attorneys in fact, and shall not be liable for any loss arising out of or in connection with its actions under this Agreement, so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misfeasance, bad faith or gross negligence, or reckless disregard of its obligations and duties under this Agreement. As used in this Section 11 and in Section 12 (except the second paragraph of Section 12), the term "Distributor") shall include directors, officers, employees and other agents of the Distributor.

     12. INDEMNIFICATION OF DISTRIBUTOR. The Fund shall indemnify and hold harmless the Distributor against any and all liabilities, losses, damages, claims and expenses (including, without limitation, reasonable attorneys' fees and disbursements and investigation expenses incident thereto) which the Distributor may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which the Distributor may be involved as a party or otherwise or with which the Distributor may be threatened, by reason of the offer or sale of the Fund shares prior to the effective date of this Agreement.

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          Any  director,   officer,  employee,   shareholder  or  agent  of  the
Distributor who may be or become an officer, Trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Distributor's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent, or one under the control or direction of the Distributor, even though receiving a salary from the Distributor.

          The Fund agrees to indemnify and hold harmless the Distributor, and each person who controls the Distributor within the meaning of Section 15 of the 1933 Act, or Section 20 of the Securities Exchange Act of 1934, as amended ("1934 Act"), against any and all liabilities, losses, damages, claims and expenses, joint or several (including, without limitation, reasonable attorneys' fees and disbursements and investigation expenses incident thereto) to which they, or any of them, may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state laws or regulations, at common law or otherwise, insofar as such liabilities, losses, damages, claims and expenses (or actions, suits or proceedings in respect thereof) arise out of or relate to any untrue statement or alleged untrue statement of a material fact contained in a Prospectus, Statement of Additional Information, supplement thereto, sales literature or other written information prepared by the Fund and provided by the Fund to the Distributor for the Distributor's use hereunder, or arise out of or relate to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Distributor (or any person controlling the Distributor) shall not be entitled to indemnity hereunder for any liabilities, losses, damages, claims or expenses (or actions, suits or proceedings in respect thereof) resulting from (i) an untrue statement or omission or alleged untrue statement or omission made in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Fund by the Distributor specifically for use therein or (ii) the Distributor's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations in the performance of this Agreement.

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          The  Distributor  agrees to indemnify and hold harmless the Fund,  and each person who controls the Fund within the meaning of Section 15 of the 1933 Act, or Section 20 of the 1934 Act, against any and all liabilities, losses, damages, claims and expenses, joint or several (including, without limitation reasonable attorneys' fees and disbursements and investigation expenses incident thereto) to which they, or any of them, may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state laws, at common law or otherwise, insofar as such liabilities, losses, damages, claims or expenses ( i) arise out of or relate to any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or Statement of Additional Information or any supplement thereto, and to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if based upon information furnished in writing to the Fund by the Distributor specifically for use therein, or (ii) arise out of or relate to actions or oral representations of Distributor's associated persons.

          A party seeking indemnification hereunder (the "Indemnitee") shall give prompt written notice to the party from whom indemnification is sought ("Indemnitor") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the Indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Indemnity and such defense shall be conducted by counsel chosen by

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the Indemnitor and satisfactory to the Indemnitee;  provided,  however,  that if the defendants include both the Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor ("conflict of interest"), the Indemnitor shall not have the right to elect to defend such claim on behalf of the Indemnitee, and the Indemnitee shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and
expense  of  additional   counsel   retained  by  it,   except  for   reasonable
investigation  costs which shall be borne by the  Indemnitor.  If the Indemnitor
(i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs.

     13. ADVISOR PERSONNEL. The Advisor agrees that only its employees who are registered representatives for the Distributor ("dual employees") or registered representatives of another NASD member firm shall offer or sell Shares of the Portfolios. The Advisor further agrees that the activities of any such employees as registered representatives of the Distributor shall be limited to offering and selling Shares. If there are dual employees, one employee of the Advisor shall register as a principal of the Distributor and assist the Distributor in monitoring the marketing and sales activities of the dual employees. The Advisor shall maintain errors and omissions and fidelity bond insurance policies providing reasonable coverage for its employees' activities and shall provide copies of such policies to the Distributor. The Advise shall indemnify and hold harmless the Distributor against any and all liabilities, losses, damages, claims and expenses (including reasonable attorneys' fees and disbursements and investigation costs incident thereto) arising from or related to the Advisor's employees' activities as registered representatives, including, without limitation, any and all such liabilities, losses, damages, claims and expenses arising from or related to the breach by such employees of any rules or regulations of the NASD or SEC.

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

     14. FORCE MAJEURE. The Distributor shall not be liable for any delays or errors occurring by reason of circumstances not reasonably foreseeable and beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply. In the event of equipment breakdowns, which are beyond the reasonable control of the Distributor and not primarily attributable to the failure of the Distributor to reasonably maintain or provide for the maintenance of such equipment, the Distributor shall, at no additional expense to the Fund, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

     15. SCOPE OF DUTIES. The Distributor and the Fund shall regularly consult with each other regarding the Distributor's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Fund shall submit to the Distributor, at a reasonable time in advance of filing with the SEC, copies of any amended or supplemented Registration Statement of the Fund (including exhibits) under the 1940 Act and the 1933 Act, and at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Fund. Any change in such materials that would require any change in the Distributor's obligations under the foregoing provisions shall be subject to the Distributor's approval. In the event that a change in such documents or in the procedures contained therein increases the cost or burden of the Distributor of performing its obligations hereunder, the Distributor shall be entitled to receive reasonable compensation therefor.

     16. DURATION. This Agreement shall become effective as of the date first above written, and shall continue in force for a period of two years from the date of its execution, and thereafter

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

from year to year, provided continuance is approved at least annually by (i) either the vote of a majority of the Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of those Trustees of the Fund who are not interested persons of the Fund, and who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval.

     17. TERMINATION. This Agreement shall terminate as follows:

          a. This Agreement shall terminate automatically in the event of its assignment.

          b. This Agreement shall terminate upon the failure to approve the continuance of the Agreement after the initial two year term as set forth in
Section 16 above.

          c. This Agreement shall terminate, with respect to any Portfolio, at any time and without the payment of a penalty, upon a vote of the majority of the Trustees, by a vote of a majority of Trustees who are not interested persons of the Fund or by a vote of the majority of the outstanding voting securities of such Portfolio, upon 60 days prior written notice to the Distributor.

          d. The Distributor may terminate this Agreement with respect to any Portfolio, at any time and without the payment of a penalty, upon 60 days prior written notice to the Fund.

          e. Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Portfolio.

     Upon the termination of this Agreement, the Fund shall pay to the Distributor such compensation and out-of-pocket expenses as may be payable for the period prior to the effective date of such termination. In the event that the Fund designates a successor to any of the Distributor's obligations hereunder, the Distributor shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by the Distributor pursuant to the foregoing provisions.

         Sections  6, 7, 8, 9, 10,  11,  12, 13, 14, 15, 17, 20, 21, 22, 23, 24,
25, 26 and 27 shall survive any termination of this Agreement.

     18. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor, the Advisor and the Fund and shall not become effective unless its terms have been approved by the majority of the Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and by a majority of those Trustees who are not interested persons of the Fund or any party to this Agreement.

     Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of he 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the Securities and Exchange Commission or its staff. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

     19. NON-EXCLUSIVE SERVICES. The services of the Distributor rendered to the Fund are not exclusive. The Distributor may render such services to any other investment company.

     20. DEFINITIONS. As used in this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignment," "interested person" and "affiliated person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or hereafter amended.

     21. CONFIDENTIALITY. The Distributor shall treat confidentially and as proprietary information of the Fund all records and other information relating to the Fund and prior, present or potential shareholders and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as required by the Fund.

     22. NOTICE. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one of the other means specified in this Section 22 as promptly as practicable thereafter). Notices shall be addressed as follows:

               (a)  if to the Fund:
                    Pauze Funds
                    14340 Torrey Chase Blvd., Suite 170
                    Houston, Texas  77014
                    Attn:  Philip C. Pauze, President and Trustee

               (b)  if to the Advisor:
                    Pauze Swanson Capital Management Co.
                    14340 Torrey Chase Blvd., Suite 170
                    Houston, Texas  77014
                    Attn:  Philip C. Pauze, President

               (c)  if to the Distributor:
                    B.C. Ziegler and Company
                    215 North Main Street
                    West Bend, Wisconsin  53095
or to such other respective addresses as the parties shall designate by like notices, provided that notice of a change of address shall be effective only upon receipt thereof.

     23. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     24. QUESTIONS OF INTERPRETATION.

          (a) This Agreement shall be administered, construed and enforced in accordance with the laws of the State of Texas to the extent that such laws are not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

          (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the 1933 Act shall be resolved by reference to such term or provision of the 1940 Act or the 1933 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the Securities and Exchange Commission or its staff. In addition, where the effect of a requirement of the 1940 Act or the 1933 Act, reflected in any provision of this Agreement, is revised by rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

     25. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

     26. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction. This Agreement may be executed in three counterparts, each of which taken together shall constitute one and the same instrument.

     27. LIMITATION OF LIABILITY. The terms "Pauze Funds(TM)" and "Fund" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Fund dated October 15, 1993, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that obligations of the Fund hereunder shall not be binding upon any Trustee, Shareholder, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Fund, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided in the Master Trust Agreement. The Master Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

PAUZE FUNDS(TM)                             B. C. ZIEGLER AND COMPANY

By: /s/ Philip C. Pauze                     By: /s/
    ----------------------------------          --------------------------------
Philip C. Pauze, President and Trustee


PAUZE SWANSON CAPITAL MANAGEMENT CO.

By: /s/ Philip C. Pauze
    ----------------------------------
Philip C. Pauze, President

                                   SCHEDULE A

                                 PAUZE FUNDS(TM)

                           Portfolio and Fee Schedule

Portfolios covered by Distribution Agreement:

         Pauze U.S. Government Total Return Bond Fund
         Pauze U.S. Government Short Term Bond Fund
         Pauze U.S. Government Intermediate Term Bond Fund
         Pauze Tombstone Fund

Fees for distribution and distribution support services on behalf of the Fund:

         Annual Fee                         $30,000

                                   SCHEDULE B

                                 PAUZE FUNDS(TM)

                          Distribution Support Services


1.   Review and submit for approval all advertising and promotional materials.

2.   Maintain all books and records required by the NASD.

3.   Monitor Distribution Plan(s) and report to Board of Trustees.

4. Prepare quarterly reports to Board of Trustees relating to distribution activities.

5. Subject to approval of Distributor, license personnel as registered representatives of the Distributor.

6.   Telemarketing services (additional fees to be negotiated).

7. Fund fulfillment services, including sampling prospective shareholders inquiries and related mailings (additional fees to be negotiated).